SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934
                        Date of Report :September 2, 2001

                         Commission File Number 0-24093

                              REDNECK FOODS, INC.
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             (Exact name of registrant as specified in its charter)

             DELAWARE                                  58-2035983
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     (State of Incorporation)                   (I.R.S. Employer ID No.)

               1605 Stoner Avenue, Suite 3, Los Angeles, CA 90025

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                 (Address of Principal Executive Offices) (Zip)

                                 (310) 207-9881
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                  (Registrant's telephone, including area code)


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ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

Redneck Foods, Inc. (OTC: RDNK) announced today that the Company entered into an agreement under which Redneck has secured a $3,000,000 Equity Credit Line financing commitment. Under the terms of an agreement with Ora Enterprises, Ltd., subject to various conditions, limitations and volume restrictions, Ora has committed to purchase, at a discount from the market price, up to $3,000,000 of our common stock over the next eighteen month period.

Redneck intends to register the shares of its common stock underlying the Equity Credit Line in a registration statement on Form SB-2 with the Securities and Exchange Commission. The effectiveness of such registration statement is one of several conditions for the equity line financing.

In addition, Ora purchased a $200,000 6% Convertible Debenture from the Company, of which $150,000 has already been released to the Company. Redneck used a portion of the proceeds from the sale of the Convertible Debenture to acquire the Love's BBQ restaurant and territory in Reno, NV.

Commenting on the new Equity Credit Line, William E. Eskew, President and CEO of Redneck Foods, Inc., noted: "The Equity Credit Line is a major milestone for Redneck. This shows the confidence in Redneck by Ora Enterprises, Ltd. In addition, the Equity Credit line will help Redneck in the expansion of its core restaurant business."

This current report may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's products and restaurants, product demand, competition and other risks and uncertainties detailed from time to time in the Company's periodic reports, including Quarterly reports on Form 10-Q and Annual Reports on Form 10-K.
This release is not an offer or solicitation for the purchase or sale of securities.




                                   SIGNATURES
                                ----------------

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             REDNECK  FOODS,  INC.

     Date:  September 2, 2001

                                             /s/  William  E.  Eskew,  CEO
                                             -----------------------------
                                                  William  E.  Eskew,  CEO


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